Consent of Independent Auditors

The Board of Directors
Portfolio Partners, Inc.:

We consent to the use of our report dated August 11, 1997 included herein and to the reference to our firm under the heading "INDEPENDENT AUDITORS" in the statement of additional information.

                                                     /s/KPMG Peat Marwick LLP
                                                     KPMG Peat Marwick LLP

Boston, Massachusetts
August 15, 1997